Exhibit 99.14

ARRAN ONE LIMITED
SERIES 00-B
AGGREGATE STATEMENT OF PRINCIPAL AND INTEREST DISTRIBUTIONS TO NOTEHOLDERS

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Summary Investor Interest and Adjusted Investor Interest

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                                                                  Total          Class A        Class B        Class C
Investor Interest at 1 January 2005                            637,511,186     557,822,262     38,250,699     41,438,225

Principal Payments made to Loan Note Issuer                   (637,511,186)   (557,822,262)   (38,250,699)   (41,438,225)

Charge Offs/Reallocations                                               --              --             --             --

Investor Interest at 31 December 2005                                    0               0              0              0

Series Collection Account - PC Ledger                                   --              --             --             --

Balance on Principal Funding Account                                    --              --             --             --

Adjusted Investor Interest                                              --              --             --             --

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Loan Note Debt Amount

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                                                                  Total         Class A        Class B        Class C
Debt amount brought forward                                    637,511,186     557,822,262     38,250,699     41,438,225

Interest accrued                                                 7,983,585       6,905,393        492,470        585,722

Interest paid                                                   (7,983,585)     (6,905,393)      (492,470)      (585,722)

Principal Payments made to Issuer                             (637,511,186)   (557,822,262)   (38,250,699)   (41,438,225)

Debt amount carried forward                                              0               0              0              0

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Arran One Bonds (in US Dollars)

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                                                                   Total         Class A        Class B        Class C
Outstanding Amount brought forward                           1,000,000,000     875,000,000     60,000,000     65,000,000

Interest accrued                                                 6,845,375       5,862,500        432,000        550,875

Interest paid                                                   (6,845,375)     (5,862,500)      (432,000)      (550,875)

Principal Payments made to Issuer                           (1,000,000,000)   (875,000,000)   (60,000,000)   (65,000,000)

Debt amount carried forward                                              0               0              0              0

Pool Factor brought forward                                            100%            100%           100%           100%

Pool Factor carried forward                                              0               0              0              0

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